UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma		74136
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2012, Unit Corporation (the “Company”) completed the issuance of $400,000,000 aggregate principal amount of the Company’s 6 5/8% Senior Subordinated Notes due 2021 (the “Notes”), for resale to qualified institutional buyers, as defined in, and in reliance on, Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S promulgated under the Securities Act (the “Offering”). The Notes are guaranteed (the “Guarantees”) by the Company’s wholly-owned domestic subsidiaries (the “Guarantors”). The net proceeds of the Offering were approximately $386.7 million, after deducting discounts and commissions and estimated expenses payable by the Company. The Company expects to use the net proceeds from the Offering to partially finance the previously announced pending acquisition (the “Acquisition”) by the Company’s wholly-owned subsidiary, Unit Petroleum Company, of certain oil and natural gas assets from Noble Energy, Inc. (“Noble”).

Indenture and First Supplemental Indenture

The Notes were issued under an indenture, dated July 24, 2012 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of July 24, 2012 (the “Supplemental Indenture”), among the Company, the Guarantors and the Trustee, establishing terms and providing for the issuance of the Notes.

The Supplemental Indenture and form of the Notes, which is included in the Supplemental Indenture, provide, among other things, that the Notes bear interest at a rate of 6.625% per year (payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2012), and will mature on May 15, 2021.

On and after May 15, 2016, the Company may redeem all or, from time to time, a part of the Notes at certain redemption prices, plus accrued and unpaid interest. Before May 15, 2014, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the net cash proceeds of one or more equity offerings at a redemption price of 106.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original principal amount of the Notes remains outstanding after each redemption. In addition, at any time before May 15, 2016, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make whole” premium, plus accrued and unpaid interest, if any, to the redemption date. If a change of control occurs, subject to certain conditions, the Company must offer to repurchase from each holder all or any part of the holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase. The Indenture and the Supplemental Indenture contain customary events of default.

If the Acquisition has not been consummated on or before November 30, 2012 or if the Purchase and Sale Agreement between Unit Petroleum Company, the Company and Noble is terminated before November 30, 2012, the Notes will be subject to a special mandatory redemption. Depending on whether the special mandatory redemption date occurs on or before or after September 30, 2012, the special mandatory redemption price will be either 98.75% of the aggregate principal amount of the Notes being redeemed or 99.75% of the aggregate principal amount of the Notes being redeemed, in each case, plus accrued and unpaid interest.

A copy of the Indenture is filed as Exhibit 4.1 and a copy of the Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and are incorporated by reference. The description of the Indenture and Supplemental Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture and Supplemental Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the initial purchasers (collectively, the “Initial Purchasers”), dated as of July 24, 2012. Under the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the SEC so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes (except for the provisions relating to special mandatory redemption, transfer restrictions, and payment of additional interest). In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use their commercially reasonable efforts to cause the exchange to be consummated before 271 days after the original issuance of the Notes. In addition, the Company and the Guarantors have agreed, if obligated, to file a shelf registration statement with respect to the Notes before the 61st day after the filing obligation arises and to use their commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC before 121 days after the filing obligation arises. The Company and the Guarantor are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

Some of the Initial Purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of certain of the Initial Purchasers have commitments and are agents under the Company’s credit facility and receive fees in connection therewith. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is serving as a financial advisor to Noble in the Acquisition.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of July 24, 2012, among Unit Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of July 24, 2012, among Unit Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Wilmington Trust, National Association, as trustee

4.3	Registration Rights Agreement, dated as of July 24, 2012, by and among Unit Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIT CORPORATION

Date: July 24, 2012	By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President

Exhibit Index

Exhibit	Description

4.1	Indenture, dated as of July 24, 2012, among Unit Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of July 24, 2012, among Unit Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Wilmington Trust, National Association, as trustee

4.3	Registration Rights Agreement, dated as of July 24, 2012, by and among Unit Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the several initial purchasers.